Exhibit 10.10

SALT BLOCKCHAIN INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1.    Purpose. This Non-Employee Director Compensation Plan (the "Plan") is intended to attract highly-qualified individuals to serve as Non-Employee Directors of Salt Blockchain Inc. (the "Company") and to provide Non-Employee Directors with incentives and rewards that motivate superior oversight and protection of the Company’s business. This Plan replaces in its entirety the Non-Employee Director Compensation Policy approved by the Board of Directors on September 9, 2019.

2.    Definitions.

"Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

"Annual Award" means an equity award granted pursuant to Section 6.5 of the Plan.

"Annual Chair Award" means an equity award granted pursuant to Section 6.4 of the Plan in connection with a Non-Employee Director’s service as Chair of the Board.

"Annual Retainer" means the annual fee payable by the Company to a Non-Employee Director with respect to his or her service as a member of the Board.

"Audit Committee" means the Audit Committee of the Board. "Award" means an Annual Award or an Initial Award.

"Award Agreement" means an agreement by and between a Non-Employee Director and the Company evidencing the terms of an Award and entered into pursuant to the terms of the Equity Incentive Plan.

"Board or Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

"Board Chair" means the Non-Employee Director serving as the chair of the Board.

"Board Chair Annual Retainer" means the annual fee payable by the Company to the Board Chair with respect to his or her service as Board Chair.

"Board Term" means the approximate 12-month period commencing on the date of the Board member’s election or appointment.

"Change in Control" has the same meaning as in the Equity Incentive Plan.

"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

"Committee" means a standing committee of the Board.

"Committee Chair" means the Non-Employee Director serving as the chair of a Committee.

"Committee Chair Annual Retainer" means the annual fee payable by the Company to a Committee Chair with respect to his or her service as a Committee Chair.

"Company" means Salt Blockchain Inc., a Delaware corporation, including any successor thereto.

"Compensation Committee" means the Compensation Committee of the Board.

"Effective Date" means the date as of which this Plan is adopted by the Board.

"Equity Incentive Plan" means the Salt Blockchain Inc. 2019 Equity Incentive Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the fair market value of a Share as determined in accordance with the Equity Incentive Plan.

"Governance Committee" means the Nominating and Governance Committee of the Board.

"Grant Date" means, (a) with respect to an Annual Award, the 12-month anniversary of the Non-Employee Director’s election or appointment to the Board, (b) with respect to an Annual Chair Award, the 12-month anniversary of the Non-Employee Director’s appointment to serve as Chair of the Board, (c) with respect to an Initial Award, the date of the Non-Employee Director’s initial election or appointment to the Board, and (d) with respect to an Initial Chair Award, the date of the Non-Employee Director’s initial appointment to serve as Chair of the Board.

"Initial Award" means an equity award granted pursuant to Section 6.2 of the Plan in connection with a Non-Employee Director’s initial election or appointment to the Board.

"Initial Chair Award" means an equity award granted pursuant to Section 6.3 of the Plan in connection with a Non-Employee Director’s initial appointment to serve as Chair of the Board.

"Non-Employee Director" means a member of the Board who is not an officer or employee of the Company or any of its subsidiaries or Affiliates.

"Plan" means this Salt Blockchain Inc. Non-Employee Director Compensation Plan, as set forth herein, and as amended from time to time.

"Quarterly Payment Dates" has the meaning set forth in Section 5.2 of the Plan.

"Section 409A" means Section 409A of the Code and all authoritative interpretive guidance issued thereunder.

"Separation from Service" means a Non-Employee Director ceasing to be a member of the Board due to a voluntary or involuntary separation from service, for any reason, determined in accordance with Section 409A.

"Share" means a share of the Company's common stock.

"Stock Option" means a stock option that is not intended to qualify as an incentive stock option under Section 422 of the Code.

3.    Administration. The Plan shall be administered by the Compensation Committee (or, if the Compensation Committee has not been established, the Board) which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan's administration and take any other actions necessary or desirable for the administration of the Plan. The Compensation Committee (or, if the Compensation Committee has not been established, the Board) may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Compensation Committee (or, if the Compensation Committee has not been established, the Board) shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

4.    Eligibility. Each Non-Employee Director shall be eligible to receive the compensation provided hereunder. Directors who are also employees of the Company do not receive additional compensation for service as a director and shall not be eligible to participate in the Plan.

5.    Cash Compensation.

5.1         Board Member Annual Retainer. Each Non-Employee Director who is elected or appointed to the Board at an annual meeting of shareholders shall receive an Annual Retainer for the Board Term that commences on election or appointment to the Board. The amount of the Annual Retainer shall be $18,000.

A Non-Employee Director who is appointed or elected to the Board after the annual meeting of shareholders but during the applicable Board Term or who experiences a Separation from Service during the Board Term shall receive a pro-rated portion of the Annual Retainer for the Board Term based on the number of complete months of the Board Term during which the Non-Employee Director serves as a member of the Board, unless otherwise determined by the Compensation Committee (or the Board, if applicable).

5.2         Board Chair Annual Retainer. A Non-Employee Director who is appointed to serve as Board Chair shall receive a Board Chair Annual Retainer for the Board Term that commences at appointment in such capacity. The amount of the Board Chair Annual Retainer shall be $10,000. A Non-Employee Director who is appointed as Board Chair after the start date of the applicable Board Term or who experiences a Separation from Service during the Board Term shall receive a pro-rated portion of the Board Chair Annual Retainer for the Board Term based on the number of complete months of the Board Term during which the Non-Employee Director serves as the Board Chair, unless otherwise determined by the Compensation Committee (or the Board, if applicable).

5.3         Committee Chair Annual Retainer. Each Non-Employee Director who is appointed to serve as a Committee Chair shall receive a Committee Chair Annual Retainer for the Board Term that commences at appointment in such capacity. The amount of the Committee Chair Annual Retainer shall be as follows:

(a)    The Chair of each of the Audit Committee, Compensation Committee, and Governance Committee shall be paid a Committee Chair Annual Retainer of $5,000; and

(b)    The Chair of any other special committee established by the Board shall be paid a Committee Chair Annual Retainer, if any, as determined by the Board.

A Non-Employee Director who is appointed as a Committee Chair after the start date of the applicable Board Term or who experiences a Separation from Service during the Board Term shall receive a pro-rated portion of the Committee Chair Annual Retainer for the Board Term based on the number of complete months of the Board Term during which the Non-Employee Director serves as the applicable Committee Chair, unless otherwise determined by the Compensation Committee (or the Board, if applicable).

5.4         Form of Payment of Annual Retainers.

(a)     Except as otherwise provided herein, Annual Retainers shall be paid in cash, in equal quarterly installments (the "Quarterly Payment Dates"). Any pro-rated portion of any Annual Retainer for any quarter shall be payable on the next regularly scheduled Quarterly Payment Date.

5.5         Meeting Fees.

(a)    Shareholder Meeting Fees.

Each Non-Employee Director shall receive a meeting fee of $2,000 for each annual shareholder meeting of the Company that he or she attends in person or by phone.

(b)    Form of Payment of Meeting Fees.

Except as otherwise provided herein, meeting fees shall be paid in cash in arrears on the regularly scheduled Quarterly Payment Date immediately following the meeting attended.

6.         Equity Compensation.

6.1         Source of Shares. All grants of equity awards contemplated by this Plan shall be issued under the Equity Incentive Plan, subject to all of the terms and conditions thereof and only to the extent that Shares remain available for issuance under the Equity Incentive Plan. The terms of the Equity Incentive Plan are incorporated into this Plan with respect to any equity awards paid hereunder. In the event of any inconsistency between the Equity Incentive Plan and this Plan with respect to the equity awards, the terms of the Equity Incentive Plan shall control. The Plan does not constitute a separate source of Shares for the granting of any equity awards hereunder.

6.2         Exercise Price. Each Stock Option shall have an exercise price equal to the Fair Market Value of a Share on the Grant Date.

6.3         Initial Awards.

(a)    Stock Options.

In connection with joining the Board, on the Grant Date for Initial Awards, each Non-Employee Director will receive an Initial Award consisting of a Stock Option to purchase 70,000 Shares (subject to appropriate adjustments to reflect and take into account any unusual or non-recurring transaction that affects the Shares, including a reorganization, stock split, reverse stock split, combination or other similar corporate transaction or event). The Stock Options shall be granted pursuant to the terms of the Equity Incentive Plan and an Award Agreement between the Non-Employee Director and the Company.

(b)    Vesting of Stock Options.

Each Stock Option shall vest under a one-year vesting schedule, in which the shares shall vest in a series of 12 successive equal monthly installments commencing on the Grant Date, subject to the Non-Employee Director’s continuous service on the Board as of each such date and pursuant to the terms of the Equity Incentive Plan and an Award Agreement between the Non-Employee Director and the Company.

6.4         Initial Chair Awards.

(a)      Stock Options.

On the Grant Date for an Initial Chair Award, a Non-Employee Director appointed to serve as Board Chair will receive an Initial Chair Award consisting of a Stock Option to purchase 30,000 Shares (subject to adjustment to reflect and take into account any unusual or non-recurring transaction that affects the Shares, including a reorganization, stock split, reverse stock split, combination or other similar corporate transaction or event). The Stock Option shall be granted pursuant to the terms of the Equity Incentive Plan and an Award Agreement between the Non-Employee Director and the Company.

(b)         Vesting of Stock Options.

Each Stock Option shall vest under a one-year vesting schedule, in which the shares shall vest in a series of 12 successive equal monthly installments commencing on the Grant Date of such Initial Chair Award, subject to the Non-Employee Director’s continuous service as Board Chair as of each such date and pursuant to the terms of the Equity Incentive Plan and an Award Agreement between the Non-Employee Director and the Company.

6.5         Annual Awards.

(a)    Stock Options.

On the Grant Date for Annual Awards, each Non-Employee Director will receive an Annual Award consisting of a Stock Option to purchase 70,000 Shares (subject to adjustment to reflect and take into account any unusual or non-recurring transaction that affects the Shares, including a reorganization, stock split, reverse stock split, combination or other similar corporate transaction or event). The Stock Option shall be granted pursuant to the terms of the Equity Incentive Plan and an Award Agreement between the Non-Employee Director and the Company.

(b)    Vesting of Stock Options.

Each Stock Option shall vest under a one-year vesting schedule, in which the shares shall vest in a series of 12 successive equal monthly installments commencing on the Grant Date of such Annual Award, subject to the Non-Employee Director’s continuous service on the Board as of each such date and pursuant to the terms of the Equity Incentive Plan and an Award Agreement between the Non-Employee Director and the Company.

6.6         Annual Chair Awards.

(a)     Stock Options.

On the Grant Date for an Annual Chair Award, a Non-Employee Director serving as Board Chair will receive an Annual Chair Award consisting of a Stock Option to purchase 30,000 Shares (subject to adjustment to reflect and take into account any unusual or non-recurring transaction that affects the Shares, including a reorganization, stock split, reverse stock split, combination or other similar corporate transaction or event). The Stock Option shall be granted pursuant to the terms of the Equity Incentive Plan and an Award Agreement between the Non-Employee Director and the Company.

(b)     Vesting of Stock Options.

Each Stock Option shall vest under a one-year vesting schedule, in which the shares shall vest in a series of 12 successive equal monthly installments commencing on the Grant Date of such Annual Chair Award, subject to the Non-Employee Director’s continuous service as the Board Chair as of each such date and pursuant to the terms of the Equity Incentive Plan and an Award Agreement between the Non-Employee Director and the Company.

7.    Reimbursement of Expenses. The Company shall reimburse each Non-Employee Director for travel and accommodation expenses actually incurred by such Non-Employee Director in connection with the performance of his or her duties, so long as such expenses are reasonable and necessary as determined by the Company and, in the case of expenses greater than US$50, approved in advance by the Company. Non-Employee Directors shall maintain adequate books and records relating to any expenses to be reimbursed and shall submit requests for reimbursement in a timely manner and form acceptable to the Company.

8.    Indemnification. Upon appointment or election to the Board, the Company shall enter into an Indemnification Agreement with each Non-Employee Director, in the form approved by the Board on April 11, 2019 and as amended from time to time thereafter.

9.    General Provisions.

9.1        Unfunded Obligations. The amounts to be paid to Non-Employee Directors under the Plan are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Non-Employee Directors shall not have any preference or security interest in any assets of the Company other than as a general unsecured creditor.

9.2         No Right to Continued Board Membership. Neither the Plan nor any compensation paid hereunder will confer on any Non-Employee Director the right to continue to serve as a member of the Board or in any other capacity.

9.3         Nonassignment. Any and all rights of a Non-Employee Director respecting payments under this Plan may not be assigned, transferred, pledged or encumbered in any manner, other than by will or the laws of descent and distribution, and any attempt to do so shall be void.

9.4         Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

9.5         Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof (other than matters covered by the Equity Incentive Plan) and supersedes all prior plans with respect to the subject matter hereof.

9.6         Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations.

9.7         Term of Plan. This Plan will remain in effect until it is revised or terminated by further action of the Board.

9.8        Termination and Amendment. The Board may at any time amend or modify this Plan in whole or in part. Notwithstanding the foregoing, no amendment or termination of the Plan may impair the right of a Non-Employee Director to receive any amounts accrued hereunder prior to the effective date of such amendment or termination.

9.9         Applicable Law. The Plan is governed by the internal substantive laws but not the choice of law rules of the State of Colorado.

9.10      Section 409A. The Plan is intended to comply with the requirements of Section 409A, to the extent applicable, and shall be interpreted accordingly. Notwithstanding the foregoing, the Company makes no representations or covenants that any compensation paid or awarded under the Plan will comply with Section 409A.

9.11       Withholding. To the extent required by applicable Federal, state or local law, a Non-Employee Director must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

9.12       Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

9.13       Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.